PINNACLE SYSTEMS INC.

                                  OEM AGREEMENT

         THIS OEM AGREEMENT (the "Agreement") is entered into as of September 4, 1996 ("Effective Date"), between Pinnacle Systems, Inc. ("PINNACLE"), a California corporation with its principal office at 870 West Maude Avenue, Sunnyvale, California 94086, and Data Translation, Incorporated ("OEM"), a Massachusetts corporation with its principal office at 100 Locke Drive, Marlborough, Massachusetts 01752.

         In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

         1.       DEFINITIONS

                  1.1     The following definitions will apply when used in this
Agreement:

                          (a) "Documentation" means the documentation and related materials accompanying the Products.

                          (b) "Product(s)" means those products provided by PINNACLE as listed in Exhibit A, as amended from time to time by mutual written agreement.

                          (c)      "Software"   means  those  software  programs
                                   contained within the Products.

         2.       GRANT OF DISTRIBUTION RIGHTS

                  2.1 Distribution. During the term of this Agreement, PINNACLE grants to OEM and OEM accepts, the nontransferable, worldwide right to sell the Products to resellers, distributors and end users. PINNACLE grants to OEM and OEM accepts the exclusive right to distribute the Software for use with products designed, developed and marketed by OEM, provided that OEM accepts greater than [REDACTED***] units per quarter after [REDACTED***]. PINNACLE shall take all steps necessary to ensure that all versions of its Software that are distributed by PINNACLE to parties other than OEM [REDACTED***] (b) do not contain any software or artwork provided by OEM. OEM may copy PINNACLE documentation as supplied to OEM for distribution with Product. Documentation is copyrighted and Pinnacle Copyright should be indicated in end user documentation copied by OEM.

                  2.2 Software. The Products contain Software, which is licensed, but not sold. All right, title and interest in and to the Software remains in PINNACLE, except for those portions of the Software which have been provided by OEM, all right, title and interest to which remains with OEM. PINNACLE grants to OEM the nontransferable right to sublicense the Software in object code format only and the Documentation to Third Party customers provided that customers agree to be bound by the terms and conditions of the end user software license agreement attached hereto as Exhibit B (the

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***  Confidential  treatment  requested  pursuant to a request for  confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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"Software  License  Agreement"),  and further  provided that OEM continues to be bound by all provisions in this Agreement with respect to such Software and Documentation. OEM may not modify, create derivative works, reverse engineer or otherwise derive source code from the Software. OEM may copy the Software for distribution with product or to update previously distributed Software and will distribute a copy of Exhibit B with the Software. The Software is copyrighted.

         3.       PURCHASE ORDERS AND PRICES

                  3.1 Order and Acceptance. Orders will be made by means of signed written or electronic purchase orders mailed, faxed or otherwise transmitted to PINNACLE's Order Administration Department. All purchase orders must include a requested shipment date and shipment location. PINNACLE will normally accept or reject an order in writing within twenty-four (24) hours with a written order acknowledgment but is under no obligation to do so. No order will be binding until accepted by PINNACLE in writing, and PINNACLE will have no liability to OEM with respect to purchase orders that are not accepted in writing.

                  3.2 Terms and Conditions. All purchases of Products by OEM from PINNACLE during the term of this Agreement will be subject to the terms and conditions of this Agreement. Where the terms and conditions of any purchase order are in conflict with the provisions of this Agreement, the provisions of this Agreement shall take precedence.

                  3.3 Prices. All prices are F.O.B. PINNACLE's shipping location. Product prices (the "Purchase Price") and additional price terms, if any, are listed in Exhibit A. PINNACLE reserves the right to change the terms in Exhibit A with ninety (90) days notice to OEM.

         4.       SHIPMENT

                  4.1 Products will be suitably packed for surface or air shipment, in PINNACLE's discretion and will be shipped F.O.B. PINNACLE's shipping location (at which time risk of loss will pass to OEM) in PINNACLE's standard shipping cartons marked for shipment to the address of the OEM specified in OEM's purchase order. OEM will select the carrier by written instruction to PINNACLE or, if no such instruction is received, PINNACLE will select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing or packaging expense, will be paid by OEM.

                  4.2 All shipments will be deemed correct unless PINNACLE receives from OEM, no later than thirty (30) days after date of receipt of the shipment, a written notice (addressed to the attention of PINNACLE' s Order Administration Department) specifying the shipment, the purchase order number, and the exact nature of the discrepancy between the order and the shipment.

         5.       INVOICING, PAYMENT TERMS, AND TAXES

                  5.1 Invoicing. PINNACLE will invoice OEM upon shipment to OEM. Each invoice will include the aggregate Purchase Price for the shipment plus freight, taxes, duties and other costs prepaid by PINNACLE, if any.


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                  5.2 Payment  Terms.  All payments under this Agreement will be made in U.S. Dollars. OEM shall pay PINNACLE in full for the Products within thirty (30) days of the date of invoice. PINNACLE may, if OEM fails to make payments when due, or otherwise defaults hereunder, either alter terms of payment, delay shipment until terms are met, or pursue any remedies provided by this Agreement or by law.

                  5.3 Taxes and Customs Duties. OEM's Purchase Price does not include any governmental taxes, duties or similar charges of any kind that may be applicable to the purchase or transportation of the Products. OEM will pay all such taxes, duties and charges levied against OEM (including, without limitation, sales, withholding, value-added and similar taxes) and customs duties paid or payable, however designated, levied, or based, in a timely manner. PINNACLE will provide prompt notice to OEM of any assessment for which OEM may be liable hereunder, and will provide to OEM the opportunity to defend or settle such assessment.

                  5.4      U.S. Sales and Use Taxes

                           (a)  OEM  hereby  certifies  that  it  holds  a valid
Reseller Exemption Certificate for Products purchased for resale in each applicable taxing jurisdiction. Based on this certification, PINNACLE agrees, where the law permits, to treat OEM as exempt from applicable state and/or local sales tax for Products purchased hereunder. Where required by state or local law, OEM agrees to provide PINNACLE with a valid Resellers Exemption Certificate for each taxing jurisdiction to which Products will be shipped by PINNACLE.

                           (b) OEM agrees to notify PINNACLE promptly in writing
of any addition(s), modification(s), deletion(s) or revocation of its exempt status, and further agrees to reimburse PINNACLE for any and all assessments resulting from a refusal by a taxing jurisdiction to recognize any of OEM's exemption certificates or from OEM's failure to have a valid certificate.

                           (c) OEM will notify  PINNACLE  of any  Products it is
acquiring under the Agreement for internal use and agrees to pay applicable sales tax for such Products.

         6. MARKETING FORECASTS, MINIMUM ORDER QUANTITIES, ORDER LEAD TIMES, RESCHEDULING AND CANCELLATION

                  6.1 Placement of Orders/Releases. It is the desire of PINNACLE to support OEM with products in a timely fashion, and with a continuous flow of products, as uninterruptable as possible.
Therefore:

                           (a) OEM will  issue  orders/releases  for  individual
items set forth under Exhibit A attached hereto, including quantities, delivery requirements and contract pricing.

                           (b) Initial delivery of the  order/releases  shall be
in accordance with the material/assembly lead-times stated in PINNACLE's quotation.



                                       -3-

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                           (c) OEM agrees that  subsequent with placement of the
initial orders/releases, OEM will place additional orders/releases through a [REDACTED***] window. As time moves on and the [REDACTED***] window shrinks to [REDACTED***] days, OEM will place additional orders/releases that again increases the order/releases window up to [REDACTED***] days. OEM agrees to maintain this [REDACTED***] day window with orders/releases through the term of this Agreement.

                           (d) In order for  PINNACLE to  maintain a  continuous
flow of long lead-time material, OEM agrees to issue nonbinding rolling forecasts to PINNACLE that covers an additional [REDACTED***] day period beyond the existing orders/releases that exist at any given time.

                           (e) OEM  agrees  to take  delivery  of  [REDACTED***]
units of GenieDVE Product by [REDACTED***]. Payment terms [REDACTED***] units shall be [REDACTED***] days from date of shipment. PINNACLE will extend terms day for day, up to a maximum of [REDACTED***] days, for each day that delivery from PINNACLE to OEM of [REDACTED***] of the Media 100 Genie Plug-in application software [REDACTED***]. Terms will be net 30 for the balance of units shipped by PINNACLE to OEM. OEM agrees to take delivery of an additional [REDACTED***] units of GenieDVE by [REDACTED***]. OEM agrees to take delivery of an additional [REDACTED***] units, for a total of [REDACTED***] units, by [REDACTED***]. Terms of Section 6.2 are not applicable to the [REDACTED***] units.

                           (f)  PINNACLE  agrees  that for  every  [REDACTED***]
units, up to [REDACTED***] units, purchased by OEM, PINNACLE will ship [REDACTED***] GenieDVE Product units [REDACTED***] OEM to be used as OEM deems necessary to support the distribution of the products.

                  6.2 Rescheduling/Cancellation of Orders/Releases. PINNACLE recognizes that OEM's requirements will change from time to time, and it is the desire of the PINNACLE to support as much of these changes as possible without PINNACLE bearing a financial burden to do so. Therefore:

                           (a) OEM agrees that all orders/releases that call for
delivery from [REDACTED***] out are non-rescheduleable/non-cancelable.

                           (b) OEM agrees that all orders/release  that call for
delivery from [REDACTED***] days out are rescheduleable out, to a maximum of [REDACTED***] days from the original delivery date.

                           (c) OEM agrees that all orders/releases that call for
delivery from [REDACTED***] days out are rescheduleable out to a maximum of [REDACTED***] days from the original delivery date.

                           (d)   After   OEM   takes   delivery   of  the  first
[REDACTED***] units, PINNACLE agrees that OEM may cancel any order/release that calls for delivery more than [REDACTED***] days out from the date that notice of cancellation is given. OEM understands that OEM will be obligated for the inventory and cancellation charges with respect to material associated with any canceled order/release; provided that PINNACLE shall use its best efforts to cancel orders for material and/or transfer material to other PINNACLE products or programs to the maximum extent possible to reduce OEM's cancellation liability.

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***  Confidential  treatment  requested  pursuant to a request for  confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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         7.       LIMITED WARRANTY AND DISCLAIMER

                  7.1 Warranty and Disclaimer. PINNACLE makes a limited [REDACTED***] warranty to OEM as set forth in the attached Limited Warranty as Exhibit C (the "Pinnacle Systems, Inc. Limited Warranty"). EXCEPT FOR SUCH EXPRESS LIMITED WARRANTY, PINNACLE MAKES AND OEM RECEIVES NO OTHER WARRANTIES OR CONDITIONS ON THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH OEM, AND PINNACLE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING THE FOREGOING, PINNACLE DOES NOT EXCLUDE LIABILITY TO THE EXTENT THAT SUCH LIABILITY MAY NOT BE EXCLUDED OR LIMITED BY LAW.

         8.       RETURNS AND REPLACEMENTS

                  8.1 Out of Warranty Repairs. Subsequent to the expiration of the applicable warranty period, PINNACLE shall service and maintain the GenieDVE Product at a price to OEM equal to PINNACLE's standard out-of-warranty terms for so long as PINNACLE is generally servicing and maintaining its product similar to the GenieDVE Product.

                  8.2 Warranty Returns. For Product to be returned under the provisions of Section 7.1, OEM must provide serial numbers of Products to be returned, and obtain a Return Material Authorization number ("RMA") from PINNACLE's Order Administration Department for the specific product and quantity to be returned. OEM will return the Product, freight prepaid and properly insured, in a suitable shipping carton with the RMA number displayed on the outside of the carton. OEM will use such carrier as PINNACLE may specify or, if no such specification is made, OEM will select the carrier. PINNACLE may refuse to accept return shipments that do not have an RMA number on the outside of the carton. The return must be received by PINNACLE within thirty (30) days from date of issuance of the RMA number. OEM will prepay the cost of freight and insurance related to the shipment of units to PINNACLE. PINNACLE will reimburse OEM for such freight and insurance costs with respect to all Products returned and confirmed as defective. In addition, PINNACLE will bear freight and insurance costs on the shipment of all replacement units to OEM. Shipment of replacement units to OEM will be made by PINNACLE within fourteen (14) days from date of receipt of returned Product. If PINNACLE finds no defects or deviations from the PINNACLE Product specification, and OEM cannot duplicate the problem for PINNACLE, OEM agrees to accept such Products and pay the cost of return shipment.

                  8.3 No Other  Right to  Return.  Except  as set  forth in this
Section 8, OEM has no right to return any other Product purchased from PINNACLE pursuant to the terms of this Agreement.

         9.       EXPORT REQUIREMENTS

                  OEM  agrees  that  it  will   comply  with  export   licensing
requirements imposed by the United States Government and import requirements of destination countries for all exported Products, and will

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***  Confidential  treatment  requested  pursuant to a request for  confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                       -5-

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require  all  of  its  authorized  resellers  to  agree  to  similar  compliance provisions in their respective agreements.

         10.      TERM AND TERMINATION


                  10.1 This Agreement will continue in force for one (1) year after the Effective Date. The Agreement will be renewed for one (1) year periods unless either party notifies the other party of its desire to terminate sixty
(60) days prior to the applicable anniversary of the Effective Date.


                  10.2 Termination for Convenience. After [REDACTED***], this Agreement may be terminated by either party at any time and for any reason by giving the other party written notice [REDACTED***] days in advance of said termination. In the event of such termination, neither party will be liable to the other party other than for payment for delivery of all Product prior to the effective date of termination and such other obligations as set forth in Section
7.2 hereof.

                  10.3     Termination for Cause.

                           (a) Either  party's  failure  to  perform  any of its
obligations under this Agreement in any material respect will be a default. In the event of a default, the nondefaulting party may send a written notice to the defaulting party describing the nature of the default. If the default is not corrected within thirty (30) days from the date of such notice, the nondefaulting party may immediately terminate the Agreement by written notice to the defaulting party.

                           (b) If PINNACLE  terminates the Agreement for default
by OEM, OEM will pay PINNACLE for all Products already delivered.

                           (c) If PINNACLE is determined  to be in default,  OEM
is under no obligation to accept further delivery of Products following the termination date. OEM will pay for all Products received by the OEM under the terms and conditions of the Agreement.

                  10.4 Termination for Insolvency. This Agreement will terminate immediately without notice (i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings, or any other proceedings for the settlement of debt, (ii) following either party's making an assignment for the benefit of creditors, or (iii) following either party's dissolution.

                  10.5 Return of Materials. All of PINNACLE's trademarks, Confidential Information, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aides of every kind will remain the property of PINNACLE. Within thirty (30) days after the termination of this Agreement, OEM will destroy all such items in its possession or prepare the same for shipment, as PINNACLE may direct, at PINNACLE' s expense. OEM will not make or retain any copies of any confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, OEM will cease to use all trademarks and trade names of PINNACLE, except as otherwise permitted by this Agreement in connection with resale of Products delivered to OEM.

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***  Confidential  treatment  requested  pursuant to a request for  confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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                  10.6  Survival of Certain  Terms.  There will be no  liability under this Agreement if it terminates according to its terms. The provisions of Sections 5, 7, 8, 10, 11, 13, 14, 15 and 16 will survive the termination of this Agreement for any reason. All other rights and obligations of the parties will cease upon termination of this Agreement.

         11.      LIMITED LIABILITY

         PINNACLE'S AGGREGATE LIABILITY TO OEM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TERMINATION THEREOF AND/OR SALE OF THE PRODUCTS, (OTHER THAN LIABILITY TO OEM FOR LOSSES ATTRIBUTABLE TO PINNACLE'S FAILURE TO HONOR ITS WARRANTIES SET FORTH IN EXHIBITS B AND C HERETO (SUBJECT TO THE LIMIATIONS AND DISCLAIMERS SET FORTH THEREIN) OR LOSSES FOR WHICH OEM IS ENTITLED TO INDEMNIFICATION PURSUANT TO SECTION 15 HEREOF), WILL BE LIMITED TO THE AMOUNT PAID BY OEM FOR THE PRODUCT. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. IN NO EVENT WILL PINNACLE BE LIABLE TO OEM OR ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR OTHER DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

         12.      PRODUCT REFINEMENTS AND ENGINEERING CHANGE ORDERS

                  12.1 Product Refinements. PINNACLE reserves the right to modify or change the Products to include such form, fit, function or interface refinements it deems appropriate. For all modifications to the Products, PINNACLE agrees to maintain compatibility with Media 100. If PINNACLE modifies its Products, PINNACLE shall have no obligation to supply new Products without such modifications or to modify or change any previously delivered to OEM.

                  12.2 Engineering Change Orders. PINNACLE will notify OEM of Engineering Change Orders for the Products. OEM will receive notification from PINNACLE within 21 days of the proposed change. If the proposed change is deemed to affect form, fit, function or Media 100 compatibility of the product OEM agrees to respond to PINNACLE in writing within 10 days with notification of such. OEM will receive software updates in advance for testing purposes.

                  12.3 Software Errors and Defects Fixes (Bug Fixes). PINNACLE agrees to use its best efforts to correct all errors, defects and malfunctions in the Product that are identified and reported by the OEM. PINNACLE will supply bug fixes to OEM at no charge.

         13.      PROPRIETARY RIGHTS AND CONFIDENTIALITY

                  13.1 Proprietary Rights. No rights other than those rights expressly granted in Section 2 are conveyed by this Agreement. PINNACLE does not grant to OEM any right, title or interest in or to the Products now or in the future covered by this Agreement or in or to any of PINNACLE's patents, trademarks, trade names, inventions, copyrights, know how, and trade secrets relating to the design, manufacture, operation or service of the Products or Documentation. Upon termination of this Agreement for any reason, such authorization will cease, except as otherwise permitted by this Agreement in connection with resale of Products delivered to OEM.

                  13.2 License Conveys No Right to Manufacture or Copy. The Products are offered and are sold by PINNACLE subject, in every case, to the condition that such sale (and license of Software) does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products. OEM will take appropriate steps with its customers, as PINNACLE may request, to inform them of and assure compliance with the restrictions contained in this subsection. Notwithstanding the foregoing, in the event of any software update or upgrade PINNACLE will provide to OEM a mutually agreed means to update Products in OEM's inventory as of the effective date of the change.

                  13.3     Confidentiality

                           (a) The parties  acknowledge  that by reason of their
relationship to each other hereunder each will have access to certain information and materials concerning the other's business, plans, customers, technology, and/or products that is confidential and of substantial value to that party, which value would be impaired if such information were disclosed to third parties ("Confidential Information"). Each party agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such Confidential Information revealed to it by the other party, and will take every reasonable precaution to protect the confidentiality of such information and no less precautions than it takes to protect its own confidential information. Upon request by either party, the other party will advise whether or not it considers any particular information or materials to be Confidential Information. OEM will not publish any technical description of the Products beyond the description published by PINNACLE. In the event of termination of this Agreement, for a period of five (5) years after the date of termination there will be no use or disclosure by a party of any Confidential Information of the other party, and neither party will manufacture or have manufactured any devices, components or assemblies utilizing the other party's Confidential Information.

                           (b)   Confidential   Information   does  not  include
information, technical data or know-how which: (i) is in the possession of the receiving party at the time of disclosure as shown by the receiving party's files and records immediately prior to the time of disclosure; (ii) prior or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any inaction or action of the receiving party; (iii) is independently developed by a party without the use of any Confidential Information of the other party; (iv) is approved for release by the disclosing party; or (v) is required by the order or requirement of a court or governmental agency. Upon request, each party will advise the other whether or not it
considers  any   particular   information   or  materials  to  be   Confidential
Information.

                  13.4 Proprietary Notices. OEM will not remove, alter or obstruct any copyright and other proprietary notices included in the Products by PINNACLE, and will include in the Products such other notices as PINNACLE may reasonably request.


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


         14.      TRADEMARKS AND TRADE NAMES

                  14.1 Right to Use Marks. During the term of this Agreement, OEM will have the right, at its discretion, to advertise the Products under the trademarks, marks and trade names that PINNACLE may adopt from time to time ("PINNACLE Trademarks"). OEM may utilize PINNACLE's Trademarks in any advertising, promotional materials and other documentation for the Products, provided that in any such event the PINNACLE Trademarks will be used in accordance with the guidelines set forth in Section 14.2 and OEM will indicate that the PINNACLE Trademarks are trademarks or registered trademarks of PINNACLE. OEM will not alter or remove any PINNACLE Trademarks applied to the Products. Nothing in this Agreement will grant to OEM any right, title or interest in the PINNACLE Trademarks. At no time during or after the term of this Agreement will OEM challenge or assist others to challenge the PINNACLE Trademarks or the registration thereof or attempt to register any trademark, marks or trade names confusingly similar to those of PINNACLE. OEM will preserve the quality of the Products and associated good will.

                  14.2 Use of Trademarks. OEM may use PINNACLE's trademarks in OEM's advertising and promotional media provided that (i) OEM conspicuously indicates in each such medium that such trademarks are trademarks of PINNACLE;
(ii) OEM submits samples of all such media to PINNACLE for prior  approval;  and
(iii) follows trademark usage guidelines communicated by PINNACLE.

                  14.3 Termination. Upon termination of this Agreement for any reason, OEM will cease to use as soon as practicable thereafter, all PINNACLE Trademarks, except as otherwise permitted by this Agreement in connection with the resale of Products delivered to OEM. In addition, OEM will deliver to PINNACLE all materials in OEM's control or possession which bear such PINNACLE Trademarks, except Products delivered to OEM and related Documentation.

         15.      PATENT, COPYRIGHT AND TRADEMARK INDEMNITY

                  15.1  Indemnification.  OEM agrees that PINNACLE has the right to defend, or at its option to settle,  and PINNACLE agrees, at its own expense,
(i) to defend or at its option to settle, any claim, suit or proceeding brought or asserted against OEM, its distributors and resellers and their respective customers for infringement of any United States patent, copyright or trademark of any third party by the Products sold hereunder or the use thereof and (ii) to indemnify OEM, distributors and resellers and their respective customers against any money damages and/or costs awarded in any such claim, suit or proceeding; provided that (a) PINNACLE is given sole or exclusive control of any such action or settlement negotiations and (b) PINNACLE is promptly notified in writing of such claim, suit or proceeding by OEM, its distributor or reseller or their respective customer, as the case may be, and is given authority, information and reasonable assistance at PINNACLE's expense to proceed as contemplated herein, provided that failure to give such notice as provided in this Section 15.1 shall not relieve PINNACLE of its obligations under this Section 15.1 except to the extent that PINNACLE is actually prejudiced by such failure to give notice, and provided that OEM must give notice within 10 days of OEM's receipt of service of process or a complaint or sooner if necessary for PINNACLE to formulate an adequate response should OEM be named as a defendant in a lawsuit or other formal action in connection with the Products provided under this Agreement. If it is adjudicatively determined that the Products, or any part thereof, infringe any United States patent, copyright, or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then PINNACLE shall, at its option and expense: (i) procure for OEM and its customers the right under such United States patent, copyright or trademark to sell or use, as appropriate, the Products or such parts thereof; (ii) replace the Products, or part thereof, with other suitable Products or parts, and extend this indemnity thereto; or (iii) suitably modify the Products or parts thereof; or (iv) remove the Products, or any parts thereof and refund the aggregate payments paid therefor by OEM, less a sum for use and damage based on five (5) years straight-line depreciation. PINNACLE will not be liable for any costs or expenses incurred without its prior written authorization.

                  15.2  Limitation.   Notwithstanding  the  provisions  of  this
Section 15, PINNACLE assumes no liability for (i) infringement of patent or copyright claims covering completed equipment or any assembly, circuit, combination, method or process in which any of the Products may be used but not covering the Products standing alone (unless the third party claiming infringement demonstrates that there is no intentional non-infringing use of the Products other than within such assemblies, circuits, combinations, method or process); (ii) any trademark infringements involving any marking or branding not applied by PINNACLE or involving any marking or branding applied at the request of OEM; or (iii) the modification of the Products, or any part thereof, unless the modification was made by PINNACLE or with its consent.

                  15.3  ENTIRE  LIABILITY.  THE  FOREGOING  PROVISIONS  OF  THIS
SECTION 15, STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF PINNACLE AND THE EXCLUSIVE REMEDY OF OEM AND ITS CUSTOMERS, WITH RESPECT TO ANY ALLEGED PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT BY THE PRODUCTS OR ANY PART THEREOF. [REDACTED***].

         16.      GENERAL PROVISIONS

                  16.1 Independent Contractors. The relationship of PINNACLE and OEM established by the Agreement is that of independent contractors, and nothing contained in this Agreement will be construed (i) to give either party the power to direct and control the day-today activities of the other, (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking, or (iii) to allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. All financial obligations associated with OEM's business are the sole responsibility of OEM. All sales and other agreements between OEM and its customers are OEM's exclusive responsibility and will have no effect on OEM's obligations under this Agreement. Except as expressly provided in this Agreement, OEM will be solely responsible for, and will indemnify and hold PINNACLE free and harmless from, any and all claims, damages or lawsuits (including PINNACLE's reasonable attorneys' fees) arising out of the acts of OEM, its employees or its agents.

-----------
*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  16.2 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state.

                  16.3 Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration under the Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules in San Jose, California, in the case of arbitration requested by OEM, or in Boston, Massachusetts, in the case of arbitration requested by PINNACLE. In the arbitration, (i) the parties may require reasonable discovery, pursuant to the Federal Rules of Civil Procedure then in effect, (ii) each party shall have the right to cross-examine witnesses of other parties, (iii) testimony shall be transcribed and (iv) any award shall be accompanied by written findings of fact and statement of reasons. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision. The costs of arbitration shall be apportioned between the parties as determined by the arbitrator in such manner as the arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding, and the result of the arbitration.

                  16.4 Notices. Any notice required or permitted by this Agreement will be in writing and will be sent by prepaid registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier that provides a record of delivery, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Notices may also be sent by facsimile if confirming notice is sent according to the provisions of this subsection. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

                  16.5 Force Majeure. Nonperformance of either party will be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence of the non-performing party.

                  16.6 Nonassignability and Binding Effect. Each party agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly (including assignment by operation of law) without the prior written consent of the other party, except to a successor in interest to all (or substantially all) of the first party's business (whether by operation of law or otherwise). Subject to the foregoing sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

                  16.7 Partial Invalidity. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and be bound by the mutually agreed substitute provision.

                  16.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

                  16.9 No Waiver. No waiver of any term or condition of this Agreement will be valid or binding on either party unless the same will have been mutually assented to in writing by an officer of both parties. The failure of either party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

                  16.10 ENTIRE AGREEMENT. THIS AGREEMENT SETS FORTH THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREIN AND SUPERSEDES ALL PRIOR DISCUSSIONS BETWEEN THEM. NO MODIFICATION OF OR AMENDMENT TO THIS AGREEMENT, NOR ANY WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT, WILL BE EFFECTIVE UNLESS IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BOTH PARTIES.

         IN WITNESS WHEREOF, the undersigned are duly authorized to execute this first set forth above.

PINNACLE                                      DATA TRANSLATION, INC.

By:    /s/ Mark Sanders                       By:      /s/ John Molinari
   ---------------------------------------       -------------------------------

       Mark Sanders                                    John Molinari
------------------------------------------    ----------------------------------
(Print Name)                                  (Print Name)

Title: President & Chief Executive Officer    Title:   VP/GM Multimedia Group
      ------------------------------------          ----------------------------

                                    EXHIBIT A

                                    PRODUCTS


-----------------------------------------------------------------------------------------------------------------------
                                                                                                             Software
      Product Name                          Description                         Warranty Period              Product
=======================================================================================================================
GenieDVE                  Single PCI card. (no cables, manuals or          [REDACTED***]                        No
(PPN 173000)              diskettes)

-----------------------------------------------------------------------------------------------------------------------
Media 100 Genie           Version of PINNACLE Genie Plug-in                [REDACTED***]                        Yes
"Plug-in" application     specifically designed for use with Media 100
                          application software.  Licensed as "plug-in"
                          software for duplication and re-distribution
                          by OEM.
-----------------------------------------------------------------------------------------------------------------------



                                                    PURCHASE PRICE

---------------------------------------------------------------------------------------------------------------------------

       Product Name                                        Quantity               Unit Price**           Payment Terms
===========================================================================================================================
GenieDVE                    [REDACTED***]                 [REDACTED***]              [REDACTED***]       See Section 6.1(e)
                                                                                                         Net 30
                                                                                                         Net 30
                                                                                                         Net 30
---------------------------------------------------------------------------------------------------------------------------
Media 100 Genie                                                                 [REDACTED***]
"Plug-in" Royalty Fee
---------------------------------------------------------------------------------------------------------------------------

[REDACTED***]
**   PINNACLE and OEM agree to review the price schedule for units beyond the [REDACTED***] no later than [REDACTED***].

-----------
*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    EXHIBIT B

                                    SOFTWARE
                                LICENSE AGREEMENT

         This is a legal document between you and Pinnacle Systems, Inc. ("Pinnacle Systems"). By using the disk attached hereto, you are accepting and agreeing to be bound by the terms of this License. If you are not willing to be bound by the terms of this License, promptly return the unopened disk package and accompanying items together with your receipt to your place of purchase for a full refund.


                        SOFTWARE LICENSE AND RESTRICTIONS

         The enclosed SOFTWARE delivered to you pursuant to these terms and conditions may embody and include certain software programs in object code (machine-readable but not human-readable form). Use of the SOFTWARE can result in the production of human-readable features such as documentation, report formats, menus, audible prompts and tone sequences. Such SOFTWARE and features constitute either the copyrighted property or proprietary trade secret information, or both, of Pinnacle Systems' or its LICENSOR(s), and shall be held in confidence by you. Pinnacle Systems or its LICENSOR(s) retain title to the SOFTWARE (excluding media on which recorded), all copies thereof, and all intellectual property rights, and no title to the SOFTWARE, copies thereof or intellectual property rights is transferred to you. You are hereby granted, for internal use only, a personal, nontransferable, nonexclusive and perpetual license to use only one copy of the SOFTWARE on the computer on which the SOFTWARE was originally mounted. Except as specifically authorized by this License, you may not copy the SOFTWARE or the human-readable features referred to above for any purpose (except for a copy for backup purposes). All such copies are the proprietary information of Pinnacle Systems and its LICENSOR(s) and suppliers and are subject to their copyrights. You shall not, whether through the use of disassemblers or any other means whatsoever (including but not limited to manual, mechanical or electrical means) reverse engineer, decompile, disassemble or derive source code from the SOFTWARE, or attempt to permit any third party to do any of the foregoing, including causing the SOFTWARE to be destroyed or disabled or deriving the "rules" or "protocols" embodied in the SOFTWARE. Any attempt to do any of these things shall be a material breach of this License, which shall immediately entitle Pinnacle Systems to exercise any remedy that may exist at law or in equity. You may not transfer, loan, rent, lease, distribute or grant any rights in the SOFTWARE or accompanying documentation in any form without the prior written consent of Pinnacle Systems.


                                LIMITED WARRANTY

         Pinnacle Systems warrants that the SOFTWARE licensed to you under this License will perform in accordance with Pinnacle Systems' published specifications for a period of [REDACTED***] after the date of delivery to you as evidenced by your receipt ("Warranty Period"). If the SOFTWARE does not conform during the Warranty Period, you agree to provide written notice of such failure to Pinnacle Systems and Pinnacle Systems will repair or replace the SOFTWARE or refund the full purchase price. Pinnacle Systems does not warrant that the use of the SOFTWARE will be uninterrupted or error-free and hereby disclaims all liability on account thereof. THE REMEDIES PROVIDED HEREIN ARE YOUR SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR
PURPOSE. SOME STATES OR COUNTRIES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES OR CONDITIONS, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.


                                LIMITED LIABILITY

         NOTWITHSTANDING ANY PROVISION IN THIS LICENSE TO THE CONTRARY, PINNACLE SYSTEMS OR ITS LICENSOR(S) WILL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, OR ANY THEORY OF LIABILITY, WHETHER OR NOT PINNACLE SYSTEMS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS. IN NO EVENT SHALL PINNACLE SYSTEMS'

-----------
*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

LIABILITY ARISING UNDER THIS LICENSE EXCEED THE AMOUNT PAID BY YOU FOR THE SOFTWARE GIVING RISE TO SUCH LIABILITY. THIS LIMITATION IS INTENDED TO LIMIT THE LIABILITY OF PINNACLE SYSTEMS AND SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. SOME STATES OR COUNTRIES MAY NOT ALLOW THE FOREGOING LIMITATION, SO THE FOREGOING MAY NOT APPLY TO YOU.


                                 CONFIDENTIALITY

         The SOFTWARE contains confidential trade secret information belonging to Pinnacle Systems or its LICENSOR(S), and you may use the SOFTWARE only pursuant to the license set forth herein. In addition, you may not disclose the SOFTWARE to any third party.


                            RESTRICTED RIGHTS NOTICE

         You may terminate this License at any time by destroying all copies, mergers or modifications of the SOFTWARE and accompanying materials. Pinnacle Systems may immediately terminate your License upon notice for failure to comply with the terms and conditions of this License. Upon such termination, you agree to destroy all copies, mergers and modifications of the SOFTWARE and accompanying documents. You agree that a breach of this License will result in irreparable damages to Pinnacle Systems. This License is the entire agreement between you and Pinnacle Systems with respect to the use and licensing of the SOFTWARE, and supersedes all proposals, warranties, prior agreements or any other communications between the parties relating to the subject matter hereof. This License will be governed by and construed in accordance with the laws of California without regard to conflicts of law principles or the UN Convention on the Sale of Goods. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect. Should you have any questions concerning this License, please write Pinnacle Systems, Inc., 870 West Maude Avenue, Sunnyvale, California 94086.

                                    EXHIBIT C

                             PINNACLE SYSTEMS, INC.

                                LIMITED WARRANTY


         Pinnacle Systems, Inc. ("Seller") warrants exclusively to the OEM ("Buyer") that all Goods sold or repaired hereunder will be free of all defects in design, material, and workmanship, and will perform in accordance with Seller's published specifications for a period of [REDACTED***] from the date of invoice. This is a limited warranty.

         Seller's sole and exclusive liability, and Buyer's exclusive remedies, for breach of this warranty are as follows:

         1. Seller, at its sole option, will repair or replace any Good or replacement part found to be defective, except as otherwise provided in (B) and
(C) below:

         2. If Seller elects to repair a defective Good or replacement part but is unable to do so within fourteen (14) days after receiving such Good or replacement part, then Buyer may elect to obtain a refund of the price paid to the Seller for such good, provided that the Buyer first must so notify Seller in writing and return the defective Good or replacement part to Seller, all freight and insurance prepaid; and

         3. In all cases, Seller's liability under this warranty is subject to the following additional conditions:

                  3.1 Goods and replacement parts that the Buyer considers defective shall be returned to the Seller's designated facility for examination and testing. A Return Merchandise Authorization (RMA) number must be obtained from Customer Service prior to, and must be included with, the shipment. Seller will pay return freight, provided Buyer complies with all terms of this warranty and that Seller's examination and testing disclose a defect.

                  3.2 Seller shall not be liable under this warranty if testing and examination by Seller disclose that the Goods or replacement parts have been modified or altered in any material manner after shipment by Seller.

                  3.3 Seller shall not be liable under this warranty if its testing and examination disclose that the alleged defect in the Goods or replacement parts does not exist, or was caused by Buyer's or any third party's misuse, neglect, improper installation or testing, unauthorized attempts to repair, or any other cause beyond the range of their intended use, whether by accident, fire, or other hazard.

-----------
*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  3.4 Seller shall not be liable under any warranty under this agreement with respect to any Goods or replacement parts that are not returned in their original shipping container or a functionally equivalent container.

                  3.5 If Seller's testing and examination do not disclose defect warranted under this agreement:

                           (a)      Seller shall so  advise Buyer and dispose of
such Goods or replacement parts in accordance with Buyer's instructions and at the Buyer's cost; and

                           (b)      Buyer shall reimburse Seller for its expense
in testing and examining the Goods or replacement parts calculated at Seller's then-current rates.

Seller's liability under this warranty is expressly conditioned upon Buyer's notification of Seller of any claim by Buyer under this warranty within thirty
(30) days following Buyer's discovery of facts indicating to Buyer that the Goods or replacement parts shipped hereunder constitute a breach of this warranty.

         Buyer and Seller agree that the price offered to Buyer by Seller for the Goods or replacement parts is a consideration in limiting the Seller's liability as provided herein. Accordingly, Buyer agrees that the remedy provided by the Seller for any breach of this warranty inadequately protects Buyer's interests and expectations in the event it receives defective Goods or replacement parts from Seller, regardless of circumstances that may arise after the date of this agreement and when the Goods or replacement parts are used by the Buyer or its customers.

         All computer software and other licensed materials are transferred by the Seller to the Buyer pursuant to the terms and conditions of a separate software license agreement. Seller makes no warranties with respect to any software transferred to the Buyer except for those warranties, if any, set forth in such software license agreement.

         Pinnacle Systems, Inc. provides a limited warranty of ninety (90) days on parts and labor involved in service, exchanges, and upgrades performed by Pinnacle Systems, Inc. personnel on systems whose warranty has expired. Shipping costs both ways are to be paid by the Buyer.

         Upgrades performed within the original warranty period are covered for ninety (90) days regardless of when they are performed. Shipping costs both ways are to be paid by the Buyer.

         LIMITATION ON WARRANTIES, LIABILITY, AND BRINGING ACTIONS

         Buyer agrees that all claims against the Seller, other than for breach of warranty, arising under this agreement shall expire and be barred forever unless an action thereon is commenced in a court of competent jurisdiction in the County of Santa Clara, State of California within one (1) year following Buyer's discovery of the facts indicating to Buyer that a cause of action on such claims may exist against the Seller.

         NO LAWSUIT PERTAINING TO ANY MATTER ARISING UNDER OR GROWING OUT OF THIS AGREEMENT SHALL BE COMMENCED AND PROSECUTED IN ANY COURT OTHER THAN A COURT SITUATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, U.S.A.

         THE WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT ARE IN LIEU OF, AND BUYER HEREBY WAIVES, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER WARRANTIES OF SALE, RESALE, AND PURCHASE OF SELLER'S GOODS OR PARTS, OR THE USE, REPAIR, OR PERFORMANCE THEREOF, OR THE COURSE OF DEALING OR PERFORMANCE UNDER ANY AGREEMENT BETWEEN BUYER AND SELLER TO WHICH THESE TERMS AND CONDITIONS APPLY.

         EXCEPT AS PROVIDED EXPRESSLY ABOVE, SELLER SHALL NOT BE LIABLE TO BUYER, TO BUYER'S CUSTOMER'S OR TO ANY OTHER PERSON. BUYER AGREES TO INDEMNIFY SELLER WITH RESPECT TO ANY CLAIMS AGAINST SELLER FOR INCIDENTAL, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES INCLUDING LOSS OF PROFIT, AND LOSS OF PLANT, EQUIPMENT OR PRODUCTION, ARISING FROM THE SALE, PURCHASE, RESALE, REPAIR OR SUBSEQUENT USE OF SELLER'S GOODS OR PARTS, AND FROM ANY PROMISE OR OFFER TO SELL, PURCHASE OR REPAIR SUCH GOODS OR PARTS, REGARDLESS OF WHETHER SELLER HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. BUYER AGREES THAT THIS LIMITATION OF DAMAGES IS REASONABLE AND WILL NOT CAUSE IT TO LOSE ANY EXPECTED BENEFITS, RIGHTS, OR REMEDIES UNDER THIS AGREEMENT.